UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report  — February 22, 2017

Date of Earliest Event Reported — February 22, 2017

ENVESTNET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34835	20-1409613
(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employer of Incorporation Identification No.)

35 East Wacker Drive, Suite 2400 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 827-2800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On February 22, 2017, Envestnet, Inc. (the “Company”) issued a press release announcing that it will report its results for the fourth quarter and year ended December 31, 2016, upon the completion of the audit of its financial statements.

The Company is currently working to finalize certain accounting matters, primarily related to certain state and local non-income tax obligations. In addition, the Company may conclude that certain control deficiencies exist in internal controls over financial reporting and may represent a material weakness over financial reporting as of December 31, 2016. The resolution of these matters may impact the timing of the filing of the Company’s Form 10-K for the year ended December 31, 2016.

The Company is working diligently to complete its financial statements and anticipates releasing its fourth quarter results and holding a conference call to discuss its fourth quarter 2016 results and 2017 outlook as soon as practicable.

The press release also contained updated financial outlook for the fourth quarter ended December 31, 2016.

A copy of the Company’s press release referred to above is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
99.1	Press release, dated February 22, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVESTNET, INC.

	By:	/S/ PETER H. D’ARRIGO
		Name:	Peter H. D’Arrigo
		Title:	Chief Financial Officer

Date: February 22, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated February 22, 2017